                                                                      Exhibit 24

                                POWER OF ATTORNEY

          The undersigned, as a Section 16 reporting person of Cloudflare, Inc.
(the "Company"), hereby constitutes and appoints Douglas Kramer, Chad Skinner and Lindsey Cochran, and each of them, as the undersigned's true and lawful attorney-in-fact to:

                  1.  complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in
                      his discretion determine to be required or advisable
                      pursuant to Section 16 of the Securities Exchange Act of
                      1934 (as amended) and the rules and regulations
                      promulgated thereunder, or any successor laws and
                      regulations, as a consequence of the undersigned's
                      ownership, acquisition or disposition of securities of
                      the Company; and

                  2.  do all acts necessary in order to file such forms with the
                      SEC, any securities exchange or national association, the
                      Company and such other person or agency as the
                      attorneys-in-fact shall deem appropriate.

          The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
 Company and the foregoing attorneys-in-fact.

          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of August, 2019.

                                                 Signature: /s/ Michelle Zatlyn
                                                -------------------------------
                                                 Print Name: Michelle Zatlyn